UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2022

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:   Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2022, Noah Verleun, age 39, the current Executive Vice President of Development & Regulatory Affairs of Global Clean Energy Holdings, Inc.
(“GCEH,” or the “Company”),
was promoted to GCEH’s President.
Before joining GCEH in 2010, Mr. Verleun worked for JP Morgan PWM, Rockefeller University in its office of investments, and OC&C Strategy Consultants in London. He received a Bachelor of Science in Economics and a Master of Public Policy degree from the University of Southern California.

In connection with his appointment as President of the Company, Mr. Verleun entered into a new three-year employment agreement as of April 27, 2022
. Under his employment agreement Mr. Verleun is entitled to an annual base salary of $450,000 per year for the first twelve months of his employment. Thereafter, his annual base salary will be increased consistent with the Company’s compensation plans for its senior executives.
Mr. Verleun will also be eligible to participate in the Company’s annual bonus plan, pursuant to which he will have the opportunity to earn an annual cash bonus of up to one hundred percent (100%) of his annual base salary based on the achievement of certain specified objectives.
In connection with his new employment agreement, Mr. Verleun was granted a stock option to purchase 1,200,000 shares of Common Stock under the Company’s 2020 Equity Incentive Plan.  The option has a five-year term, and an exercise price of $3.60 per share, which was the market closing price of the Company’s stock on the business day before the effective date of the employment agreement. The foregoing option will vest as follows: (A) 50% in three equal tranches of 200,000 after GCEH’s common stock price has achieved and maintained (i) $10.00 per share for 45 consecutive trading days for tranche one; (ii) after tranche one has vested, $15.00 per share for 45 consecutive trading days for tranche two; and (iii) after tranche two has vested, $20.00 per share for 45 consecutive trading days, for tranche three; and (B) 50% will vest in equal quarterly installments on the last day of each of the next 12 quarters beginning on June 30, 2022.
The issuance of the option is subject to the Company’s shareholders voting to approve Proposal II (
Amendment to 2020 Equity Incentive Plan
) at the Company’s annual meeting on June 23, 2022;
provided
, if the shareholders do not approve such Proposal II, then the Company shall take such actions are necessary as promptly as practicable to issue Mr. Verleun the option under a separate plan. No portion of the option will be exercisable until the earlier of the adoption of Proposal II by the Company’s shareholders or issuance of a separate plan by the Company for the option.

Mr. Verleun replaces Richard Palmer as President. Mr. Palmer remains the Chief Executive Officer of the Company, and a director of the Company.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
10.1	Employment Agreement between Global Clean Energy Holdings, Inc. and Noah Verleun dated April 27, 2022
99.1	Press Release issued by Global Clean Energy Holdings, Inc. on April 29, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2022	By:	/s/ RALPH GOEHRING
Ralph Goehring
Chief Financial Officer